Exhibit 10.2

Confidential Treatment Requested As To Certain Information Contained In This Exhibit

SECURITY AGREEMENT: EQUIPMENT

(Dated and effective as of December 22, 2003)

WHEREAS, Massachusetts Development Finance Agency, a body politic and corporate and a public instrumentality under the laws of the Commonwealth of Massachusetts with its principal office at 75 Federal Street, Boston, Massachusetts 02110 (together with its successors and/or assigns, the “Lender”) has agreed to make a loan to AVANT Immunotherapeutics, Inc., a Delaware corporation with its principal office located at 119 Fourth Avenue, Needham, Massachusetts 02494 (the “Debtor”), such loan being evidenced by that certain Secured Promissory Note: Equipment Loan made by Debtor as of the date hereof to the order of the Lender (the “Note”).  This Security Agreement, the Note and any UCC-1 financing statements executed in connection with this Security Agreement, as each may be amended or modified from time to time, are referred to herein, collectively, as the “Loan Documents”.

WHEREAS, Lender is willing to extend the above-described loan and enter into the transactions contemplated by the Loan Documents, provided that, among other things, Debtor shall execute and deliver this Security Agreement (the “Agreement”) and grant the security interests in and liens upon its assets to Lender upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in order to induce Lender to enter into the Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Terms not defined herein shall have the meanings ascribed to them, if any, under the UCC of the Commonwealth of Massachusetts (as amended or revised from time to time, the “UCC”).  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Collateral” means all personal property and fixtures of Debtor of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, but only to the extent acquired by Debtor with the proceeds of the Note or for which Debtor was reimbursed for its costs of acquiring the same with the proceeds of the Note, together in all cases with (a) all attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above, (b) with respect to equipment and software, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any model conversions, (c) all proceeds and products of any of the property described above, including, without limitation, insurance proceeds, and (d) all records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, and all of Debtor’s right, title, and interest in and to all software required to utilize, create, maintain and process any such records or data on electronic media.

“Costs” means all fees, costs and expenses of the Lender incurred in connection with or as a result of: (a) the default, collection, waiver or amendment of any terms of the Loan Documents or the Obligations; (b) the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options under the Loan Documents (including without limitation in connection with any disposition of the Collateral); (c) the granting, perfecting and protecting of liens upon and security interests in any Collateral now or hereafter securing the Obligations; and (d) the prosecution or defense of any claim in any way arising out of, related to or connected with any of the Loan Documents; including in each case, without limitation, (i) reasonable fees and expenses of outside legal counsel, (ii) reasonable accounting, consulting, brokerage or other similar professional fees or expenses, (iii) any reasonable fees and expenses associated with any appraisals or examinations conducted in connection with the Collateral, (iv) all filing fees and other taxes and fees payable or determined to be payable in connection therewith, including, without limitation, documentary, stamp and similar taxes and assessments and all recording and filing fees charged by any governmental body or authority; and (v) all other costs and expenses incurred by the Lender as are payable by the Debtor under any of the Loan Documents.

“Lease” means the Lease of even date herewith between Lender, as landlord, and Debtor, as tenant, evidencing the lease of approximately 11,756 square feet of space at the premises located at 151 Maritime Street, Fall River, Massachusetts (the “Premises”).

“Obligations” means all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of Debtor to Lender, under this Agreement, the Note, or any other Loan Document, and the Lease, and whether now or hereafter owing or incurred, including, without limitation, all Costs.  Lender acknowledges and agrees that Debtor’s indebtedness, obligations and liabilities under the Lease shall only constitute Obligations hereunder so long as any amounts are due and owing under the Note.

2.                                       Grant of Security Interest.  As security for the prompt and unconditional payment and performance of the Obligations, Debtor hereby pledges, assigns and transfers to Lender and grants to Lender a continuing first priority security interest in the Collateral.  The security interest granted hereby shall continue to be effective, irrespective of any retaking and redelivery of Collateral to Debtor, until all Obligations have been paid in full or are otherwise fully satisfied.

3.                                       Perfection; Third Parties; Further Assurances.  Debtor authorizes Lender to file all UCC financing statements, and amendments thereto and continuations thereof, describing the Collateral necessary to perfect Lender’s security interest hereunder.  Debtor agrees to take whatever other actions are requested by Lender to perfect and continue Lender’s first priority security interest in the Collateral.  The Collateral is and shall remain personal property even though all or any portion of the Collateral may hereafter become attached or affixed to real property, and Debtor shall provide Lender, upon Lender’s written request, with disclaimers and waivers from landlords, mortgagees or any other persons holding any interest in the real property where any Collateral may be located, acceptable in all respects to Lender, which may be necessary or advisable in the sole discretion of Lender to confirm that the security interest and rights of Lender in the Collateral are and will remain valid against all other parties.

4.                                       Representations, Warranties, Acknowledgments and Covenants.  Until all Obligations have been paid in full or are otherwise fully satisfied, Debtor hereby represents, warrants, covenants and agrees that:

(a)                                  Debtor has and has duly exercised all requisite power and authority to enter into this Agreement, to pledge and grant a security interest in the Collateral and to carry out the transactions contemplated by this Agreement; and this Agreement has been duly executed and delivered by Debtor and is the legal, valid, and binding obligation of Debtor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any case or proceeding therefor may be brought.

(b)                                 the execution and delivery of this Agreement and the performance of Debtor’s obligations hereunder, do not and shall not require the approval of, or the giving of notice to, or the consent of, any third party (including, without limitation, any federal, state, local or foreign governmental authority), and do not and shall not contravene any law binding on Debtor or contravene Debtor’s charter documents or by-laws, or any agreement, indenture, or other instrument to which Debtor is a party or by which it may be bound;

(c)                                  Debtor does now (and will in the future, upon payment in full of the invoice price of each item of equipment included within the Collateral) lawfully possess and own the Collateral;

(d)                                 except for the security interest granted herein, Debtor has and, upon payment in full of the invoice price of each item of equipment included within the Collateral, will have good and marketable title to the Collateral; the Collateral is free from and will be kept free from all liens, claims, security interests, attachments and encumbrances; no financing statement covering the Collateral or any proceeds thereof is now or shall be on file in favor of anyone other than Lender; and Debtor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons;

(e)                                  Debtor will not misuse, fail to keep in good repair, sell, assign, rent, lend, encumber, transfer, secrete or otherwise dispose of any of the Collateral or any interest therein, nor permit or contract to do any such act (each such act, a “Transfer”) except:

(i)                                     that a Transfer may occur to (A) an entity that controls, is under common control with, or is controlled by Debtor; (B) an entity with whom Debtor merges or consolidates, or (C) to an entity that acquires all or substantially all of Debtor’s assets (each of such entities, an “Approved Entity”) so long as (1) Debtor provides Lender at least thirty (30) days’ prior notice of such proposed Transfer, (2) the Approved Entity assumes, in a writing to Lender, all of Debtor’s obligations under the Loan Documents, (3) Debtor remains liable, on a joint and several basis with the Approved Entity, for all of Debtor’s obligations under the Loan

Documents, and (4) Debtor and the Approved Entity shall take all actions requested by Lender to confirm Lender’s security interest in the Collateral described in this Agreement;

(ii)                                  for a Transfer consented to by Lender to an entity other than an Approved Entity, provided that Lender’s consent shall not be unreasonably withheld, conditioned or delayed, but, in addition to any other grounds for denial, Lender’s consent shall be deemed reasonably withheld if Lender, in its capacity as the Landlord under and as defined in the Lease, withholds its consent to any assignment, sublease, license or other transfer of the Lease to the proposed transferee; or

(iii)                               Debtor may sell such of the Collateral as consists of obsolete or surplus equipment if either (A) Debtor pays to Lender an amount equal to the then-outstanding principal portion of the Obligations attributable to the equipment being sold, or (B) Debtor grants to Lender a first-priority security interest in replacement equipment having an aggregate fair market value (as determined by Lender in its good faith, reasonable discretion) equal to or greater than the then-outstanding principal portion of the Obligations attributable to the equipment being sold such that the replacement equipment becomes Collateral hereunder;

(f)                                    if any Collateral becomes the subject of any instrument, chattel paper, negotiable document of title, including any warehouse receipt or bill of lading, or if any Collateral at any time consists of certificated investment property, Debtor shall deliver such instrument, paper or document or the certificates evidencing such investment property to Lender, together with such assignments in blank or other documents of transfer as Lender shall request;

(g)                                 Debtor shall defend at Debtor’s own cost any action, proceeding or claim affecting the Collateral;

(h)                                 Debtor shall pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral;

(i)                                     Upon at least three (3) days’ prior notice, except during the pendency of an Event of Default that extends beyond the expiration of applicable notice and cure periods, and except in the case of an emergency, when in each case no prior notice shall be required, Debtor shall permit Lender and its agents to enter into the portions of the Premises that are not one of the Controlled Areas (as defined below) at reasonable times, to examine and inspect the Collateral and to inspect and make abstracts from records of Debtor concerning the Collateral; provided, however, that except in the case of an emergency or during the pendency of an Event of Default that extends beyond the expiration of applicable notice and cure periods, such access shall only be performed when escorted by a representative of Debtor.  Lender acknowledges that Debtor’s business operations require strict compliance with federal and state regulations regarding the development, production and testing of human use biological products and, therefore, Lender covenants that its representative (and any access of the Premises or examination of the Collateral by Lender or anyone claiming by, through or under Lender) shall comply in all respects with such regulations;

(j)                                     Debtor intends to use certain portions of the Premises for experimentation, testing and development of highly sensitive materials and vaccines and, in order to establish the necessary control setting for such experimentation, testing, and development, such portions of the Premises (each such portion a “Controlled Area” and collectively the “Controlled Areas”) will need to be segregated and properly sealed off from the other portions of the Premises.  Upon at least three (3) days’ prior notice, except during the pendency of a monetary or other material Event of Default that extends beyond the expiration of applicable notice and cure periods, and except in the case of emergency which requires immediate access to the Controlled Areas, when in each case no prior notice shall be required, Debtor shall permit a Qualified Representative of Lender (as defined below) to enter the Controlled Areas at reasonable times to perform inspections of any Collateral in the Controlled Areas; provided, that, except during the pendency of a monetary or other material Event of Default that extends beyond the expiration of applicable notice and cure periods, and except in the case of an emergency which requires immediate access to the Controlled Areas, such entry by a Qualified Representative of Lender shall only be performed when escorted by a representative of Debtor.  A “Qualified Representative of Lender” shall mean an individual that possess the credentials and the training required to enter and inspect a facility (i) regulated by the FDA and (ii) which is engaged in business operations of the type Debtor will be carrying on in the Premises.  Lender shall submit information and documentation reasonably required by Debtor or any other governmental entity to establish an individual’s qualification as a Qualified Representative of Lender in advance of any such entry and Debtor shall reasonably cooperate in good faith with Lender in approving such individual as a Qualified Representative of Lender.  Lender shall apprise the Qualified Representative of Lender of the sensitivity of Debtor’s operations that are to be conducted in the Controlled Areas and shall use all diligent, good faith efforts to cause such party to adhere to all applicable legal requirements, all requirements of the FDA applicable to such access and Debtor’s reasonable guidelines and safety rules for entering the Controlled Areas, including wearing protective clothing and masks before entering the Controlled Areas in order to protect the processes that Debtor will be conducting in the Controlled Areas.

(k)                                  Within 120 days after the end of each of its fiscal years, Debtor shall deliver to the Lender a copy of Debtor’s income statement, balance sheet and any other related financial statements for the fiscal year then ended, which statements shall have been prepared in accordance with GAAP (except as otherwise noted therein) and audited by independent certified public accountants reasonably acceptable to the Lender; within 45 days after the end of each of Debtor’s fiscal quarters, Debtor shall deliver to the Lender a copy of Debtor’s management-prepared income statement, balance sheet and any other related financial statements for the fiscal quarter then ended, which statements shall have been prepared in accordance with GAAP (except as otherwise noted therein); the Lender hereby waives the foregoing financial reporting obligations during such time as Debtor remains obligated to file periodic reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, provided that during such time, Debtor shall provide Lender with copies of its 10K and 10Q reports promptly after the filing of the same with the Securities and Exchange Commission;

(l)                                     Debtor’s correct legal name, jurisdiction of organization, employer identification number and, if applicable, state organizational number are as set forth on the signature page hereto, and Debtor shall give Lender sixty (60) days’ prior written notice before changing any such name, jurisdiction of organization or number(s) and shall take all actions required by virtue of any such change to continue the perfection of the security interest granted to Lender hereunder;

(m)                               Debtor shall promptly notify Lender of any Event of Default (as defined below in Section 7) or any event causing a substantial loss or diminution in the value or functional utility of all or any material part of the Collateral, or affecting Lender’s rights or remedies hereunder with respect to the disposition of all or any material part of the Collateral;

(n)                                 Debtor understands that Lender’s agreement to enter into this Agreement and extend the loan evidenced by the Note was predicated on Debtor’s agreement to use all diligent, commercially reasonable efforts to create and retain jobs at the Premises.  Accordingly, Debtor shall create and fill ***Confidential Treatment Requested as to this Information*** new employment positions to be staffed at its facility located at the Premises no later than the date Debtor obtains a final certificate of occupancy for the Premises (“Debtor’s Occupancy Date”) and shall use all diligent, commercially reasonable efforts to maintain the same while any Obligations remain outstanding.  Debtor shall also add ***Confidential Treatment Requested as to this Information*** other employment positions to be staffed at its operations at the Premises, either by transferring positions from other facilities to the Premises or by creating new positions (or by a combination of the two), within one (1) year after Debtor’s Occupancy Date, and Debtor shall use all diligent, commercially reasonable efforts to maintain the same while any Obligations remain outstanding.  Debtor shall deliver a certificate to Lender, within fifteen (15) days after Debtor’s Occupancy Date, certifying as to Debtor’s compliance with the ***Confidential Treatment Requested as to this Information*** employment creation requirements of this Section, shall deliver a certificate to Lender, within fifteen (15) days after the first (1st) anniversary of Debtor’s Occupancy Date, certifying as to Debtor’s compliance with the employment creation and/or transfer requirements of this paragraph, and shall deliver a certificate to Lender, within fifteen (15) days after the end of each calendar quarter thereafter, certifying as to Debtor’s compliance with the employment maintenance requirements of this Section; and

(o)                                 Debtor is in material compliance with, and shall hereafter comply with and use its assets in material compliance with, all statutes, regulations, ordinances, directives, and orders of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over Debtor, any of Debtor’s assets, or any person in any capacity under which Debtor would be responsible for the conduct of such person (including, without limitation, those relating to labor and employment.

All representations and warranties made herein shall survive until such time as all of the Obligations have been paid in full or are otherwise fully satisfied.

5.                                       Insurance.  For so long as any Obligations remain outstanding, Debtor shall maintain, with insurers reasonably acceptable to Lender, (a) fire, theft and property damage insurance with extended or combined additional coverage on the Collateral for the full replacement value thereof, and (b) comprehensive general liability insurance with policy limits and other terms customary to companies of similar size in Debtor’s industry .  Each such policy shall contain a standard mortgagee’s long form endorsement showing Lender as loss payee and additional insured, as its interest may appear, which endorsement shall provide at least thirty (30) days’ prior written notice to Lender of any material change, cancellation or non-renewal of coverage.  Debtor shall deliver certificates evidencing such insurance to Lender upon Lender’s reasonable request.

6.                                       Default.  Time is of the essence in the payment and performance of all Obligations.  It shall be an “Event of Default” hereunder if (a) a Note Default (as defined in the Note) occurs and is not waived or cured within the time period applicable thereto, if any, (b) Debtor breaches any representation, warranty, covenant or provision hereof (other than the obligation to pay the Obligations or to maintain insurance as set forth above in Section 5 and except for a breach of the provisions of Section 4(n) hereof (other than a breach of Debtor’s obligations to provide the certificates described therein), which breach shall not constitute an Event of Default), and such breach is not cured within ten (10) days after notice from Lender, (c) Debtor fails to maintain insurance as set forth above in Section 5, (d) a material portion of the Collateral is lost or destroyed, (e) other than as a result of Lender’s failure to file UCC-1 financing statements (or continuations thereof), the security interests granted hereunder are challenged as to either perfection or priority or if Lender’s rights in the Collateral become materially impaired, or (f) the Obligations are accelerated for any reason.

The occurrence of a loss or destruction of a material portion of the Collateral described in clause (e) of this Section shall not constitute an Event of Default if proceeds of insurance on such portion are received by Lender and, at Debtor’s election, either applied to the Obligations, or held in escrow by Lender for disbursement by Lender upon (A) the receipt by Lender of a written request from Debtor to use such proceeds to purchase items of equipment to replace the Collateral lost or destroyed, (B) the receipt by Lender of the manufacturers’ invoices for such replacement items, specifying per item serial numbers and costs and indicating that the costs of such replacement items are, in the aggregate, equal to or greater than the aggregate fair market value (as determined by Lender in its good faith, reasonable discretion) of the Collateral lost or destroyed, and (C) the grant by Debtor to Lender of a first-priority security interest in such replacement items such that the same become Collateral hereunder.

7.                                       Remedies.  Upon the occurrence of an Event of Default hereunder, all Obligations, at Lender’s option and without notice, shall become immediately due and payable, and Lender shall have all rights and remedies of a secured party under the UCC and any other applicable law, and in addition, and without limiting the foregoing, Lender may exercise the following rights and remedies, each of which Debtor hereby agrees are commercially reasonable:

(a)                                  sell all or any part of the Collateral at public or private sale at such price(s) as Lender may deem satisfactory, and in connection with any such sale, Lender may give or refrain from giving such warranties of title, possession, quiet enjoyment and otherwise, and accept cash, promissory notes or other property in exchange for the Collateral, all as Lender may determine in its sole and absolute discretion; Lender shall not incur any liability as a result of the sale of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this Section; Debtor hereby waives, to the extent permitted by applicable law, any claims against Lender arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold at such private sale was less than the price that might have been obtained at a public sale, even if Lender accepts the first offer deemed by Lender in good faith to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree;

(b)                                 require Debtor to assemble all or any part of the Collateral and any records pertaining thereto and make it available to the Lender at a place to be designated by the Lender;

(c)                                  enter the premises of Debtor and take possession of the Collateral and any records pertaining thereto;

(d)                                 to ask, demand, collect, sue for, recover, compromise, receive and give acceptance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(e)                                  receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with the Collateral;

(f)                                    to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Debtor with respect to any of the Collateral; and

(g)                                 grant extensions, compromise claims and settle accounts in any amount for less than face value or book value or otherwise without prior notice to Debtor.

Debtor hereby irrevocably authorizes Lender to endorse Debtor’s name on all collections, receipts, instruments or other documents, and appoints Lender as Debtor’s attorney-in-fact to exercise to the extent permitted by law all powers, rights and remedies necessary to enable Lender to exercise its rights hereunder.  At any sale of the Collateral, unless prohibited by applicable law, Lender may bid for and purchase all or any part thereof so sold free from any right or equity of redemption of Debtor.  In the event Lender seeks to take possession of any or all of the Collateral by court process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto. Any notice required to be given by Lender of a sale or other disposition or other intended action by Lender with respect to any of the Collateral or otherwise which is made in accordance with the terms of this Agreement at least five (5) days prior to such proposed action, shall constitute commercially reasonable notice to Debtor of any such action.  Lender shall be liable to Debtor only for its gross negligence or willful misconduct in failing to comply with any applicable law imposing duties upon Lender.  Lender’s liability for any such failure shall be limited to the actual loss suffered by Debtor directly resulting from such failure, and Lender shall have no liability to Debtor in tort or for incidental or consequential damages.

8.                                       Remedies Cumulative.  Each right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of all such other rights, powers or remedies.  No course of dealing or delay or omission on the part of Lender in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise be prejudicial thereto, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other such right, power or remedy.

9.                                       Application of Moneys by Lender.  All moneys collected upon any sale by or on behalf of Lender of the Collateral, together with all other moneys received by Lender hereunder or by virtue of payments made by Debtor, shall be applied as follows: (a) to the payment of all Costs; (b) then to satisfy the other Obligations; and (c) then to Debtor to the extent of any surplus proceeds.  Debtor shall remain liable for any deficiency.  To the extent that Debtor uses any of the proceeds of the Obligations to purchase Collateral, all moneys collected upon any sale by or on behalf of Lender of the Collateral, together with all other moneys received by Lender hereunder or by virtue of payments made by Debtor, shall be applied on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order in which Debtor purchased the Collateral.

10.                                 Lender’s Exoneration.  Lender may, but shall not be required to, take any action of any kind to collect, preserve or protect its or Debtor’s rights in the Collateral.  The powers conferred upon Lender pursuant to any appointment as Debtor’s attorney-in-fact hereunder are solely for the purpose of protecting Lender’s interests in the Collateral and shall not be deemed to impose any duty on Lender to exercise such powers.  Debtor shall remain liable under each contract, instrument, license and other agreement constituting a portion of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall not be required or obligated in any manner (a) to perform or fulfill any of the obligations of Debtor, (b) to make any payment or inquiry, or (c) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any such contract, instrument, license or other agreement.

11.                                 Waivers by Debtor.  To the fullest extent permitted by applicable law, and except as otherwise set forth in this Agreement, Debtor waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or any portion of the Collateral; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral; (c) the benefit of all valuation, appraisal and exemption laws; (d) all rights to require Lender to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations, or to resort to such collateral security or other assurances of payment in any particular order; and (e) the performance by Lender of any duties imposed by the UCC upon secured parties; provided, however, that to the extent that the UCC prohibits the waiver of such performance, Debtor acknowledges that Lender’s performance shall be measured by a commercial reasonableness standard.  Debtor acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement and the transactions evidenced hereby, including, without limitation, with respect to the waivers set forth in this Section.

12.                                 Powers of Attorney.  It is hereby acknowledged that each power of attorney granted hereunder is coupled with an interest.  Debtor hereby irrevocably appoints Lender as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Lender’s discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, in connection with the exercise of the rights and remedies granted to Lender hereunder.

13.                                 Termination; Revival of Security Interest.  At such time as the Obligations have been paid in full or are otherwise fully satisfied and Lender shall be under no further obligation to extend credit to or enter into credit arrangements with Debtor, under the Loan Documents or otherwise, this Agreement shall terminate and, at the expense of Debtor, Lender will release its security interest in, and will duly assign, transfer and deliver to Debtor such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  To the extent that Debtor makes a payment or other transfer to Lender, or Lender receives any payment of proceeds of Collateral, which is later invalidated, declared to be a fraudulent transfer or preference, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, Lender’s security interest in the Collateral shall be revived and continue as if the payment, transfer or proceeds had never been received by Lender.

14.                                 Lender May Perform.  If Debtor fails to perform any agreement or obligation contained herein within the time periods for performance set forth herein, Lender may, upon five (5) days’ prior written notice to Debtor, perform or cause the performance of such agreement or obligation, and the costs and expenses of Lender incurred in connection therewith shall constitute Costs and shall be payable by Debtor forthwith upon demand.

15.                                 Demands and Notices.  All notices, requests and demands permitted or required under the terms of this Agreement shall be in writing, and shall be deemed to have been given when delivered by hand, when sent by facsimile (transmission confirmed), 1 day after delivery to any national overnight delivery service (delivery charges prepaid), or 3 days after deposit in the U.S. mails (postage prepaid, certified and return receipt requested), and addressed to the parties at their respective addresses appearing in the initial paragraph hereof or to such other address as a party may designate in a written notice to the other party given in accordance with this Section.  Notices to Debtor shall be sent as aforesaid to the attention of Mr. Michael Furlong (or his successor as Senior Director, Business Development), with a copy to the Mr. Avery Catlin (or his successor as Chief Financial Officer).

16.                                 Amendments, Waivers, Etc.  No provision of this Agreement can be changed, waived, discharged or terminated except by an instrument in writing signed by Lender and Debtor expressly referring to the provision of this Agreement to which such instrument relates and no such waiver shall extend to, affect or impair any right of Lender with respect to any Obligation which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of Lender in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof or otherwise be prejudicial thereto, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

17.                                 Further Assurances.  Debtor at its sole cost and expense agree to do all such things and execute, acknowledge and deliver all such documents and instruments as Lender from time to time may request in order to give full effect to this Agreement and to perfect and preserve the rights and powers of Lender hereunder.

18.                                 Conflicts.  In the event of any conflict between any provision of this Agreement and the Loan Documents or any other document evidencing the Obligations or Lender’s security interest in the Collateral, it is the express and absolute understanding and agreement of Debtor that this Agreement shall be interpreted so as to be consistent with such other agreements and documents and to give full effect to the rights granted to Lender herein and therein.

19.                                 Provisions to Survive.  All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and of the Loan Documents and any other document executed in connection herewith or therewith and shall continue until the Obligations have been paid in full or are otherwise fully satisfied.

20.                                 Governing Law; Consent to Jurisdiction.  This Agreement is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, including without limitation the UCC (without regard to conflicts of law provisions).  In any action or proceedings arising out of or relating to this Agreement or the interpretation or enforcement thereof, Debtor hereby absolutely and irrevocably (a) consents to the application of the laws of the Commonwealth of Massachusetts, including without limitation the UCC (without regard to conflicts of law provisions), and (b) agrees that the service thereof may be made in the manner and to the addresses specified for notices in this Agreement.  Anything hereinbefore to the contrary notwithstanding, Lender may sue any Debtor in the courts of any country, state of the United States or place where a Debtor or any of its property or assets may be found or in any other appropriate jurisdictions (including, without limitation, the state and federal courts located in the Commonwealth of Massachusetts), and Debtor hereby waives any objection that it may have to the location of any such court in which Lender has commenced any proceeding.  Debtor specifically acknowledges that application of Massachusetts law to any action or proceedings arising out of or relating to this Agreement or the interpretation or enforcement thereof constitutes a material inducement for Lender to enter into this Agreement and the Loan Documents.

21.                                 Costs.  All Costs shall be payable on demand, and interest shall accrue thereon at the highest rate chargeable under and in the manner set forth in the Note from date of such demand until payment in full.

22.                                 Miscellaneous Provisions.  This Agreement shall inure to the benefit of Lender and its successors and assigns, and shall be binding on Debtor and its successors, assigns and legal representatives.  This Agreement may be assigned by Lender in connection with any assignment, transfer or other disposition (in whole or in part) of the Obligations or the Loan Documents by Lender.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Agreement in their entirety or under certain circumstances shall not affect the validity or enforceability of its remaining provisions or the invalid or unenforceable provisions in different circumstances.  Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Agreement shall be equally applicable to the singular and plural forms of the terms defined.

24.                                 WAIVER OF JURY TRIAL AND DAMAGES.  DEBTOR AND LENDER

MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JURISDICTION, COURT AND PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE LOAN DOCUMENTS.  DEBTOR AND LENDER AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, DEBTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL OR OTHER TYPE OF DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.  DEBTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS AND ACCEPT THIS AGREEMENT.  BY EXECUTING AND DELIVERING THIS AGREEMENT, DEBTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

(Remainder of Page Intentionally Left Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Security Agreement under seal as of the date first above written.

DEBTOR:	AVANT Immunotherapeutics, Inc.

	By:	/s/ Una S. Ryan
(Signature)

Una S. Ryan, President and C.E.O.
(Printed Name and Title)

	Jurisdiction of Organization:	Delaware
	Federal Employer Identification #:	13-3191702
	State Organizational Identification #:	2023075

LENDER:	Massachusetts Development Finance Agency

	By:	/s/ David T. Slatery
(Signature)

David T. Slatery, President and C.E.O.
(Printed Name and Title)